UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.
Credit Agreement
On June 13, 2025, Edge Autonomy Intermediate II Holdings, LLC (“Edge Autonomy Intermediate II”), an indirect wholly-owned subsidiary of Redwire Corporation (“Redwire”) and certain of its subsidiaries entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provided a $90,000,000 term loan facility maturing on April 28, 2027 (the “Term Loan Maturity Date”). The proceeds of the Credit Agreement were used, along with other funds available to Redwire, to fund the acquisition of Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge Autonomy Holdings”) and its subsidiaries (together, “Edge Autonomy”), pursuant to that certain Agreement and Plan of Merger, dated January 20, 2025, as amended on February 3, 2025 and June 8, 2025 (as so amended, the “Merger Amendment”), by and among Redwire, Edge Autonomy Holdings, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (“Seller”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire, and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire, to pay transaction expenses related thereto, and for general corporate purposes.

The Credit Agreement contains customary mandatory prepayments, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness. Edge Autonomy Intermediate II may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty. The loans under the Credit Agreement amortize in equal quarterly installments in an aggregate annual amount equal to 5.00% of the original principal amount thereof, with the balance being payable on the Term Loan Maturity Date. Interest on the loans under the Credit Agreement is calculated by reference to the Secured Overnight Financing Rate (“SOFR”) or an alternative base rate, plus an interest rate margin equal to: (a) for alternative base rate loans, (i) until December 31, 2025, 5.50%, and (ii) for the period commencing on January 1, 2026 and thereafter, 6.00% and (b) for SOFR loans, (i) until December 31, 2025, 6.50%, and (ii) for the period commencing on January 1, 2026 and thereafter, 7.00%. The SOFR rates applicable to the Credit Agreement are subject to a minimum interest rate of 0.75%.

The obligations under the Credit Agreement (collectively, the “Obligations”) are guaranteed (the “Guarantees”) by Edge Autonomy Intermediate II’s existing and future direct and indirect material subsidiaries, subject to customary exceptions (in such capacity, the “Guarantors”). The Obligations are secured by first priority liens on substantially all assets, subject to customary exceptions, of Edge Autonomy Intermediate II and the Guarantors. The Guarantee and security interest of a Guarantor may be released where such Guarantor ceases to be a subsidiary, directly or indirectly, of Edge Autonomy Intermediate II pursuant to a transaction permitted under the Credit Agreement. In connection with the Credit Agreement, Redwire pledged the equity interests of Redwire Intermediate Holdings, LLC, an indirect wholly-owned subsidiary of Redwire, on a second lien basis in favor of the Agent.

The Credit Agreement contains a customary consolidated total leverage ratio covenant, tested on a quarterly basis in accordance with the terms of the Credit Agreement. In addition, the Credit Agreement contains various covenants, including, for example, those that restrict the ability of Edge Autonomy Intermediate II and its consolidated subsidiaries to incur certain types of indebtedness or to grant certain liens on their respective property or assets.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference in this Item 1.01.

Seller Note
On June 13, 2025, in partial consideration of the Merger Consideration (as defined below), Redwire Finance Holdings, LLC, a Delaware limited liability company and a subsidiary of Redwire (the “Seller Note Issuer”), entered into a Seller Note (the “Seller Note”) with Seller in the principal amount of $100 million. The Seller Note is unsecured. Interest on the Seller Note accrues, and is payable quarterly, at Redwire’s option, in cash or in-kind, at an annual rate equal to: (x)(i) from the Closing (as defined below) through July 15, 2025 (such time period, “Period 1”), and (ii) from July 16, 2025 through December 31, 2025 (such time period, “Period 2”), in each case, fifteen percent (15.00%) and (y) from and after January 1, 2026 (such time period, the “Full Return Period”), eighteen percent (18.00%). The Seller Note has a 3.00% upfront fee that has been paid-in-kind and added to the principal amount of the Seller Note and will be fully earned at the Seller Note Maturity Date (as defined below), and a cash minimum return payment calculated as follows: (x) to the extent the Seller Note is repaid in whole or in part during Period 1, 1.20 times the principal amount being repaid, (y) to the extent the Seller Note is repaid in whole or in part during Period 2, 1.35 times the principal amount being repaid and (z) to the extent the Seller Note is repaid in whole or in part during the Full Return Period, 1.50 times the principal amount being repaid, in each case, less aggregate cash payments of principal, interest (including paid-in-kind interest) and the upfront fee previously or then being paid in cash. The Seller Note also provides that if Redwire or any of its subsidiaries (a) receives any equity financing net proceeds (as defined therein) or (b) receives any net debt proceeds (as defined therein) from a refinancing or modification of certain existing Redwire or Edge Autonomy credit facilities, 100.00% of such proceeds, to the extent made available to the Seller Note Issuer, must be applied to the prepayment of the obligations under the Seller Note in cash (subject to certain limitations). The Seller Note matures on the date that is the earliest of (i) a change of control of the majority of outstanding shares of common stock of Redwire, par value $0.0001 per share (“Redwire Common Stock”) (determined on a fully diluted and as converted basis), or a sale of all or substantially all of the assets of Redwire; (ii) the date that is ninety-one (91) days following the maturity date of certain existing Redwire or Edge Autonomy credit facilities; and (iii) acceleration following an event of default (as defined therein) (such date, the “Seller Note Maturity Date”).

The foregoing description of the Seller Note does not purport to be complete and is qualified in its entirety by the full text of the Seller Note, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference in this Item 1.01.

Amended and Restated Investor Rights Agreement
As contemplated by the Merger Agreement, in connection with the Closing of the Mergers, Redwire, Seller, AE Red Holdings, LLC and certain of its affiliates (collectively, “AE Industrial Stockholders”), and Genesis Park Holdings entered into the Amended and Restated Investor Rights Agreement (“A&R Investor Rights Agreement”), which amends and restates that certain Investor Rights Agreement, dated March 25, 2021 and filed as Exhibit 10.1 to Redwire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on March 11, 2025. Among other things, the A&R Investor Rights Agreement provides that (i) the AE Industrial Stockholders will be permitted to designate four (4) directors for election to the Redwire board of directors (the “Redwire Board”), which number would be reduced once the AE Industrial Stockholders no longer hold fifty percent (50%) or more of the Redwire Common Stock beneficially owned by the AE Industrial Stockholders (excluding Redwire Common Stock beneficially owned by Seller) at the Closing and (ii) Seller will be permitted to designate one (1) director for election to the Redwire Board so long as Seller continues to hold twenty-five percent (25%) or more of the Redwire Common Stock beneficially owned by Seller (excluding Redwire Common Stock beneficially owned by the AE Industrial Stockholders) at the Closing, provided that so long as the AE Industrial Stockholders and Seller collectively may nominate an aggregate of five (5) directors to the Redwire Board, all but one (1) director must be independent under the New York Stock Exchange listing standards and, if less than five (5), a majority must be independent.

Additionally, the A&R Investor Rights Agreement provides for certain registration rights, including (i) that, as soon as reasonably practicable, and, in any event, within ninety (90) days following the Closing, Redwire will file a shelf registration statement on Form S-3 with the SEC covering the resale of all shares of Redwire Common Stock and warrants or any shares of Redwire Common Stock issuable upon exercise thereof, or other equity securities issued in respect thereof held by the stockholders party to the A&R Investor Rights Agreement or any of their permitted transferees (the “Registrable Securities”), (ii) demand registration rights for each of the AE Industrial Stockholders and the Seller following the Lock-Up (as defined below), and (iii) unlimited piggyback registration rights for each holder of Registrable Securities to require that their Registrable Securities be included in certain registration statements filed by Redwire.

The A&R Investor Rights Agreement also provides that none of the AE Industrial Stockholders and Seller will sell or otherwise transfer their Registrable Securities for 180 days following the Closing (such provisions, the “Lock-Up”), in each case, except for transfers to permitted transferees who agree to be bound by the A&R Investor Rights Agreement.

The foregoing description of the A&R Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Investor Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference in this Item 1.01.

Item 2.01 - Completion of Acquisition or Disposition of Assets.
On June 13, 2025, Redwire completed its previously announced acquisition of Edge Autonomy via the mergers set forth in the Merger Agreement (the “Mergers”).

At the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Redwire paid to Seller the aggregate merger consideration of $925 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses not paid or assumed by Seller (the “Merger Consideration”), consisting of (i) $160 million in cash (which amount included the Seller Note) and (ii) $765 million in shares of Redwire Common Stock issued at a price per share of $15.07 (the “Equity Consideration”), subject to Redwire Common Stock equal to $5 million, valued at a price per share of $15.07, being held back from the Equity Consideration delivered at Closing to fund post-Closing purchase price adjustments, if any. After giving effect to the foregoing adjustments and holdback, an aggregate of 49,764,847 shares of Redwire Common Stock were issued to Seller. The issuance of the Redwire Common Stock at the Closing was made in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by (i) the full text of the Merger Agreement, which was previously filed by Redwire as Exhibit 2.1 to the Current Report on Form 8-K dated January 21, 2025, and (ii) Amendment No. 2 to the Merger Agreement, which was previously filed by Redwire as Exhibit 2.1 to the Current Report on Form 8-K dated June 9, 2025, and are incorporated by reference in this Item 2.01.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 3.02 – Unregistered Sales of Equity Securities.
The disclosure contained in Item 2.01 above is hereby incorporated into this Item 3.02 by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On June 13, 2025, Redwire held a special meeting of stockholders (the “Redwire Special Meeting”) to vote on the proposals described below. At the close of business on April 22, 2025, the record date of the Redwire Special Meeting, there were 77,082,332 shares of Redwire Common Stock issued and outstanding and 106,982.7 shares of Series A convertible preferred stock of Redwire, par value $0.0001 per share (“Redwire Preferred Stock”) issued and outstanding, which were entitled to an aggregate of 37,604,707 votes on an as converted to common stock basis.

Approval of Proposal No. 1 (as described below) requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) representing at least a majority of the votes cast on such proposal (the “Majority Vote”) and (ii) the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) issued and outstanding and held, as of the record date of April 22, 2025, other than by AE Industrial Partners, LP and its affiliates (“AE Industrial”) and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (2) members of the Redwire Board who are (A) not members of the special committee of the Redwire Board and (B) affiliated with AE Industrial (the “Minority Vote”).

Proposal No. 1: Approve the Mergers (as defined below), including the issuance of shares of common stock, par value $0.0001 per share, of Redwire Corporation (“Redwire”) pursuant to the Mergers (the “Stock Issuance”) set forth in the Agreement and Plan of Merger (the “Merger Agreement”) dated January 20, 2025 (as amended on February 3, 2025 and June 8, 2025) by and among Redwire, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP), and the other parties named therein, pursuant to which Redwire will, via the mergers set forth in the Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Majority Vote	90,950,461	957,863	91,661	N/A
Minority Vote	39,805,898	957,863	91,661	N/A
Based on the foregoing vote, Proposal No. 1 was approved.

Proposal No. 2: Approve one or more adjournments of the Special Meeting of Redwire Stockholders (the “Special Meeting of Stockholders”), if appropriate, to solicit additional proxies if there are insufficient votes to approve the Mergers and the Stock Issuance pursuant to the Mergers at the time of the Special Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,884,016	1,022,465	93,504	—

Based on the foregoing vote, Proposal No. 2 was approved.

Item 9.01 - Financial Statements and Exhibits.
(a) Financial statements of businesses to be acquired.
The audited consolidated financial statements of Edge Autonomy as of December 31, 2024 and 2023 and for the year ended December 31, 2024, 2023 and 2022, required by Rules 3-05 and 8-04 of Regulation S-X, together with the accompanying Report of Independent Auditors have been filed as Exhibit 99.1 to the Current Report on Form 8-K filed on April 3, 2025 and have therefore been previously reported in accordance with General Instruction B-3 to Form 8-K.

The unaudited condensed consolidated financial statements of Edge Autonomy as of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and March 31, 2024, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro forma financial information.
The unaudited pro forma financial information of Redwire giving effect to the proposed acquisition is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
•Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2025
•Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2024 and the three months ended March 31, 2025
•Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The pro forma financial information included in this Current Report on Form 8-K is required pursuant to Article 8 and Article 11 of Regulation S-X. The amounts included in the pro forma information are based on the historical results of Redwire and Edge Autonomy and may not be indicative of combined results that would have been realized had the acquisition of Edge Autonomy occurred as of the dates indicated or that may be achieved in the future.

(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated June 13, 2025, by and among Redwire Intermediate Edge Holdings, LLC, Edge Autonomy Intermediate II Holdings, LLC, Edge Autonomy Holdings, LLC, Edge Autonomy Operations, LLC, Edge Autonomy, LLC, Edge Autonomy SLO, LLC, Edge Autonomy Bend, LLC, Edge Autonomy Energy Systems, LLC, Edge Autonomy Huntsville, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders party thereto from time to time.

10.2	Seller Note, dated June 13, 2025, by and between Redwire Finance Holdings, LLC and Edge Autonomy Ultimate Holdings, LP.
10.3
Amended & Restated Investor Rights Agreement, dated as of June 13, 2025 by and among (i) Redwire Corporation, (ii) AE Red Holdings, LLC, (iii) Genesis Park Holdings, (iv) Edge Autonomy Ultimate Holdings, LP, and (v) each other Person who executes a joinder to such agreement.

99.1
Unaudited Condensed Consolidated Financial Statements of Edge Autonomy Intermediate Holdings, LLC and its subsidiaries as of March 31, 2025 and December 31, 2024, and for the three months ended March 31, 2025 and March 31, 2024.

99.2
Unaudited Pro Forma Condensed Combined Balance Sheet of Redwire Corporation and Edge Autonomy Intermediate Holdings, LLC as of March 31, 2025 and the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) of Redwire Corporation and Edge Autonomy Intermediate Holdings, LLC for the year ended December 31, 2024 and the three months ended March 31, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2025

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director